Exhibit 31.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF ALTERRA CAPITAL HOLDINGS LIMITED

I, W. Marston Becker, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 of Alterra Capital Holdings Limited (the “Amendment No. 1”);

2. Based on my knowledge, the Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2013

/s/ W. Marston Becker
Name:	W. Marston Becker
Title:	President and Chief Executive Officer